Exhibit 3
                                                                       ---------

                              UNITED MEXICAN STATES

                       Global Medium-Term Notes, Series A
                   Due Nine Months or More from Date of Issue

                    $750,000,000 8.30% Global Notes due 2031

                                 Terms Agreement



                                                               December 12, 2002

Secretaria de Hacienda y Credito Publico
Direccion General de Credito Publico
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
Mexico D.F.  06000
Mexico

               Subject in all respects to the terms and conditions contained in the Amended and Restated Selling Agency Agreement, dated December 28, 2001 (the "Selling Agency Agreement"), between the United Mexican States ("Mexico") and Chase Manhattan International Limited, Credit Suisse First Boston Corporation, Credit Suisse First Boston (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Salomon Smith Barney Inc., Salomon Brothers International Limited, UBS Warburg LLC and UBS AG, New York branch, acting through its business unit UBS Warburg, as agents (the "Agents"), and as modified by the terms and conditions hereof, each of the purchasers identified on Annex I hereto (the "Purchasers") severally and not jointly agrees to purchase, and Mexico agrees to sell to each of them, the principal amount set forth next to such Purchaser's name in Annex I hereto of 8.30% Global Notes due 2031 (the "Notes") of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the "Pricing Supplement"), at the Purchase Price set forth in the Pricing Supplement. The Notes are to be consolidated and to form a single series with Mexico's existing 8.30% Global Notes due 2031, $1,500,000,000 principal amount of which was issued on August 13, 2001 and $1,000,000,000 principal amount of which was issued on December 3, 2001. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:

Closing Date and Time:                       10:00 a.m. (New York time) on
                                             December 19, 2002

Payment: The Purchasers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the Notes calculated at the Issue
                                             Price, plus the accrued interest on
                                             the Notes from August 15, 2002, and
                                             less the discount referred to in
                                             the Pricing Supplement). Such
                                             payment shall be made in U.S.
                                             dollars in immediately available
                                             funds to an account designated by
                                             Mexico.

Place of Delivery of Notes:                  The Closing shall be held at the
                                             New York office of Cleary,
                                             Gottlieb, Steen & Hamilton.

Period during which additional External
Indebtedness may not be sold pursuant to
Section 4(r) of the Selling Agency
Agreement:                                   None.

Force Majeure Provision:                               Section 9(b)(i) of the
                                              -------- Selling Agency  Agreement

                                                X     Section 9(b)(ii) of the
                                              ------- Selling Agency Agreement

Stabilization:                               The Purchasers for their own
                                             accounts (or in the United Kingdom,
                                             an affiliate of Merrill Lynch,
                                             Pierce, Fenner & Smith Incorporated
                                             for the account of the Purchasers)
                                             may, to the extent permitted by
                                             applicable law, over-allot or
                                             effect transactions in the open
                                             market or otherwise in connection
                                             with the distribution of the Notes
                                             with a view to stabilizing or
                                             maintaining the market price of the
                                             Notes at levels other than those
                                             which might otherwise prevail in
                                             the open market, but in doing so
                                             the Purchasers shall act as
                                             principal and not as agent of
                                             Mexico. Such transactions, if
                                             commenced, may be discontinued at
                                             any time. As between Mexico and the
                                             Purchasers, any loss resulting from
                                             stabilization shall be borne, and
                                             any profit arising therefrom shall
                                             be retained, by the Purchasers.

Other Provisions:                            In connection with the purchase of
                                             the Notes by Bear, Stearns & Co.
                                             Inc., as principal, for resale
                                             pursuant to Section 2(b) of the
                                             Selling Agency Agreement, Mexico
                                             hereby appoints Bear, Stearns & Co.
                                             Inc. as an Additional Agent (as
                                             such term is defined in the Selling
                                             Agency Agreement) for the purpose
                                             of the transaction described
                                             herein.




               Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to "this Agreement" shall be deemed references to this Terms Agreement.

               THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

               This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                          BEAR, STEARNS & CO. INC.


                                          By: /s/ Jorge Cantonnet
                                             --------------------------
                                          Name: Jorge Cantonnet
                                          Title: Senior Managing Director


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED


                                          By:/s/ Nancy Kennan
                                             --------------------------
                                          Name:  Nancy Kennan
                                          Title: Authorized Signatory




Accepted:

UNITED MEXICAN STATES


By: /s/ Silvia Eugenia Rocha Torres
    -------------------------------
    Name:  Silvia Eugenia Rocha Torres
    Title: Deputy General Director of Legal Procedures of Credit of the Ministry of Finance and Public Credit

                                                                   Annex I


                                                       Principal Amount of
Purchaser                                            Notes to be Purchased
---------                                            ---------------------

Bear, Stearns & Co. Inc..............................         $375,000,000
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated............................          375,000,000
                                                               -----------
Total................................................         $750,000,000
                                                              ============